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                                                                     Exhibit 3.4

                         THE JEAN COUTU GROUP (PJC) INC.

                             GENERAL BY-LAWS - 2004

                                 INTERPRETATION

1. INTERPRETATION. Words and expressions defined in the COMPANIES ACT, R.S.Q., ch. C-38, as amended, and in any other Act which may replace it (collectively, the "Act") have the same meaning in these General By-laws.

          Unless the context indicates otherwise, in these General By-laws and in any other by-laws of the Company:

          (a) "By-laws" shall mean these General By-laws and any other by-laws of the Company in force;

          (b) terms used in the singular only shall include the plural and vice-versa, and terms used in the masculine gender shall include the feminine gender and vice-versa; words and expressions denoting natural persons also refer to legal persons, including corporations, companies, syndicates, trusts and any other group of natural or legal persons;

          (c) titles used in these General By-laws are for ease of reference only and shall not be considered in the interpretation of the provisions contained herein nor shall they be deemed to modify or explain the scope or meaning of such terms and provisions.

2. TIME. Time periods shall be calculated pursuant to the provisions of the INTERPRETATION ACT, R.S.Q., ch. 1-16, as amended, and any Act which may replace it.

3. SIGNATURE. Any signature required on a notice of meeting of shareholders or on any other document to be sent or provided by or on behalf of the Company or its directors or officers may be mechanically or electronically reproduced.

4. CERTIFICATE. A certificate of transmission from the Secretary or from any other duly authorized officer of the Company in office at the time of the creation of the certificate, or from any other officer, transfer agent or registrar of the transfers of shares of the Company, shall constitute conclusive evidence, opposable to all, that a notice of meeting or other document required to be sent or provided by or on behalf of the Company or its directors or officers has been sent or delivered.

                                  SHAREHOLDERS

5. ANNUAL MEETING OF SHAREHOLDERS. An annual meeting of shareholders of the Company shall be held every year at such date and time as shall be determined by the Board of Directors, for the purposes of receiving and reviewing the financial statements and the auditor's report, electing the directors, appointing an auditor, fixing or authorizing the Board of Directors to fix the auditor's

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remuneration, and taking cognizance and transacting such other business as may legally be transacted at such meeting.

          The annual meeting of shareholders shall be held at the head office of the Company or at such other place in the Province of Quebec as may be designated by the Board of Directors.

          An annual meeting may also constitute a special meeting for the purpose of taking cognizance and transacting any business that may be transacted at a special meeting.

6. SPECIAL MEETING. A special meeting of shareholders, whether general or not, may be called at any time by order of the Chairman of the Board of Directors, the President of the Company or the Board of Directors. A special meeting, whether general or not, may be held separately or as part of an annual meeting.

          Special meetings of shareholders shall be held at the head office of the Company or at such other place in or outside the Province of Quebec as may be designated by the Board of Directors, provided that, if the agenda of a special meeting of shareholders provides for the election of directors, such meeting shall be held within the Province of Quebec.

7. CALLING OF A SPECIAL GENERAL MEETING BY THE SHAREHOLDERS. The Board of Directors shall be required to convene a special general meeting of shareholders when requisitioned in writing by holders of not less than one tenth of the issued shares of the Company of that class or classes of shares which, on the date of the requisition, carry the right to vote at the meeting sought to be held. The requisition shall state the business to be transacted at the meeting, which business must be within the powers of the general meeting of shareholders. If the meeting is not called and held within twenty-one (21) days from the date on which the requisition is delivered to the head office of the Company to the attention of the Secretary, any shareholders, whether or not they signed the requisition, who hold not less than one tenth of the issued shares of the Company that carry the right to vote at the meeting sought to be held may call such special general meeting.

8. NOTICE OF MEETING. A notice of meeting of each annual or special meeting of shareholders shall be sent to all shareholders entitled to attend such meeting, by any mode of delivery permitted by law, at the discretion of the sender of such notice, to the recipient's address as shown in the registers of the Company, not less than twenty-one (21) days before the date on which the meeting is to be held. If the address of a shareholder does not appear in the registers of the Company, the notice of meeting may be sent to the address where, in the judgement of the sender, it is most likely to be received by the shareholder with a minimum of delay. Irregularities in the notice of meeting or in its delivery as well as its accidental omission or non-receipt by a shareholder, shall not affect the validity of the proceedings at the relevant meeting.

          No notice of meeting is required for the resumption of a meeting adjourned to a specific date.

9. RECORD DATE. The Board of Directors may fix a date preceding the date on which a meeting is to be convened or held as the record date for the purpose of determining shareholders entitled to receive notice of or to vote at the meeting, and only those registered shareholders on the date so fixed shall be so entitled, notwithstanding any transfer of shares in the registers of the Company between the record date and the date on which the meeting is convened or held.

10. JOINT SHAREHOLDERS. In the case of joint shareholders, any notice of meeting or other document required to be delivered to the shareholders may be delivered to the joint shareholder

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whose name first appears in the registers of the Company with respect to such shares. Any notice or document so delivered will be sufficient delivery to all joint shareholders and the sender will not be required to send the notice or other document to each joint shareholder.

11. CHAIRMAN OF THE MEETING. The Chairman of the Board of Directors or, if he is absent, the President of the Company or any other person appointed by the Board of Directors for this purpose, shall chair the meetings of shareholders.

12. QUORUM. A quorum of shareholders shall exist at any annual or special meeting of shareholders, no matter how many persons are actually present, where one or more holders of shares carrying not less than five percent (5%) of the total number of votes attached to all the shares that carry the right to vote at such meeting are present in person or by proxy. Notwithstanding the foregoing, in the event that the Act or the By-laws require that a vote be held for a particular class of shares of the Company, the quorum at a meeting of holders of shares of such class shall be one or more holders of shares of such class carrying not less than five percent (5%) of the total number of votes attached to the issued and outstanding shares of such class.

          If a quorum exists at the commencement of the meeting, the shareholders present in person or by proxy may proceed with the business of the meeting, notwithstanding the fact that a quorum is not maintained throughout the meeting.

          If no quorum exists at the commencement of the meeting, the shareholders present in person or by proxy may, by majority vote, adjourn the meeting to another time and place but may not transact any other business.

          If a quorum exists at the reconvened meeting, the meeting may proceed. If no quorum exists, a new meeting shall be convened.

13. PROXIES. The Board of Directors may fix an ultimate date and time for the delivery to the Company or its mandatary of proxies to be used at a meeting, provided that such ultimate date and time shall not precede the meeting by more than 48 hours.

          The Board of Directors may also permit that detailed information on proxies to be used at or in connection with a meeting and delivered to the Company or its mandatary at a place other than the place of meeting, be sent by fax or other electronic means to the Secretary of the Company before the meeting, in which case, such proxies, if otherwise legal, shall be valid and the votes cast thereunder shall be counted.

14. PROCEDURE AT MEETINGS. The Chairman of any meeting of shareholders shall determine all aspects of the procedure and his decision on any matter, including the validity or invalidity of a proxy and the admissibility or inadmissibility of a proposal, shall be final and binding upon all the shareholders.

          A statement by the Chairman that a resolution has been adopted or rejected with or without unanimous consent or by a particular majority constitutes conclusive evidence of the adoption or rejection of such resolution.

          The Chairman has the power to adjourn the meeting from time to time, at any time during the meeting, at his sole discretion or with the consent of a simple majority of shareholders, for just cause such as disruption or confusion preventing the harmonious and ordered conduct of the

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meeting, and no notice of meeting shall be required for the resumption of the meeting so adjourned to a specific date.

          Failure by the Chairman of the meeting to fully discharge his duties shall entitle the shareholders to remove him as Chairman of the meeting at any time and replace him by another person chosen from amongst themselves.

          The only persons who are entitled to attend meetings of shareholders are persons entitled to vote thereat, and the directors, the auditors and other persons who, although not entitled to vote, have the right or the duty to attend such meetings under the laws governing the Company or under the articles of incorporation of the Company. No other person shall be admitted except by invitation of the Chairman of the meeting or with the consent of the meeting.

15. MAJORITY DECISIONS. Unless otherwise provided by the Act, any matter submitted to the meeting of shareholders shall be decided by a simple majority (50% + 1) of the votes validly cast. The same principle shall apply to all meetings of holders of shares of a given class of shares. In the case of joint shareholders, unless otherwise indicated by the same, any joint shareholder present is authorized to exercise the voting rights that may be exercised at the meeting and, in the event that more than one joint shareholder is present, then such joint shareholder as is first named in the securities register of the Company with respect to such shares shall alone be entitled to carry out such duties that may be carried at the meeting.

16. VOTING BY A SHOW OF HANDS. Unless an open vote or a secret ballot is requested, as provided below, voting shall be by show of hands, in which case shareholders shall vote by raising their hand and the number of votes shall be calculated according to the number of hands raised.

17. OPEN VOTE. If the Chairman of the meeting so orders or if another person who holds or represents by proxy not less than ten percent (10%) of the shares entitled to vote at the meeting so requests (which request can be withdrawn) and no secret ballot is otherwise requested, voting shall be by open vote. In this case, each shareholder or proxyholder shall state his name and that of each shareholder who appointed him proxyholder, the number of votes at his disposal and the manner in which he wishes to vote. The number of votes so cast shall determine whether or not a resolution is carried.

18. SECRET BALLOT. If the Chairman of the meeting so orders or if a person who holds or represents by proxy not less than ten percent (10%) of the shares entitled to vote at the meeting so requests, voting shall be by secret ballot. A secret ballot may be requested at any time before the close of the meeting, even after a vote by show of hands or by open vote has been held. The request may also be withdrawn. Each shareholder or proxyholder shall deliver to the scrutineers one or more ballots on which each such shareholder or proxyholder shall indicate the manner in which he wishes to exercise the votes at his disposal and, if applicable, his name and the number of votes at his disposal. Whether or not a vote by show of hands or by open vote has previously been held on the same issue, the result of a secret ballot is deemed to constitute the resolution of the meeting in this regard.

19. SCRUTINEERS. The Chairman of a meeting of shareholders may appoint scrutineers (who may but need not be directors, officers, employees or shareholders of the Company), who shall act according to the instructions of the Chairman of the meeting.

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                               BOARD OF DIRECTORS

20. NUMBER. The Company is administered by a Board of Directors comprised of such fixed number of directors as is set forth in its articles of incorporation. Where the articles of incorporation provide for a minimum and a maximum number of directors, the Board of Directors shall be comprised of such fixed number of directors not less than three as is determined by resolution of the Board of Directors or, failing such a determination, elected by the shareholders within such limits.

21. RESIGNATION. A director may resign by written notice to the Company and no reason need be given therefor. Unless otherwise indicated in the notice, a resignation shall be effective upon delivery of the notice.

22. REMOVAL. Unless otherwise provided in the articles of incorporation of the Company, the shareholders may, by resolution, remove a director at a special meeting called for this purpose.

          As with the election of a director, the removal of a director shall occur at the sole discretion of the shareholders. A director may be removed at any time for no particular reason and without just cause. Neither the Company nor the shareholders voting in favour of the removal of a director shall be liable to the director on the sole ground that he was removed, even where no reason is given.

23. VACANCY. The office of a director becomes vacant on the effective date of his resignation or removal. A vacancy also occurs where a director is disqualified from serving or dies. The directors may continue to act despite one or more vacancies, provided that a quorum exists.

24. REMUNERATION. The remuneration of the directors shall be determined by resolution of the Board of Directors. Directors may also be reimbursed for any travel and other expenses incurred in connection with their functions.

25. IRREGULARITY. Notwithstanding the subsequent discovery of an irregularity in the election of the Board of Directors or in the election or appointment of one director, or the absence or loss of qualification on the part of any of them, any action legally taken by them shall be valid and binding upon the Company to the same extent as if the election had been regularly held and each person had been qualified.

26.       BORROWING. The directors may, when they deem it appropriate:

          (a)  borrow money upon the credit of the Company;

          (b) issue, pledge or sell debentures and other securities of the Company at such price and for such amount as is deemed appropriate;

          (c) hypothecate or otherwise encumber the immovable and movable property of the Company;

          (d) delegate in whole or in part the aforementioned powers to one or more officers of the Company, to such extent and upon such terms and conditions as are set forth in the resolution respecting the delegation of powers.

          This by-law shall be deemed to supplement but not replace any borrowing by-law adopted for banking purposes, unless otherwise provided in the relevant by-law.

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27.       USE OF PROPERTY OR INFORMATION. No director shall mingle the property of the Company with his own property nor use such property for his own profit or that of a third party, including any information obtained by reason of his office, unless expressly and specifically authorized to do so by the shareholders of the Company.

28. CONFLICT OF INTEREST. A director shall avoid placing himself in a situation where his personal interest would be in conflict with his obligations as a director of the Company.

          A director shall declare forthwith to the Company any interest he has in an enterprise or other entity that may place him in a situation of conflict of interest and any right he may set up against it, indicating their nature and value, if applicable. This declaration of interest shall be recorded in the minutes of the proceedings of the Board of Directors. A general declaration shall be valid so long as the facts remain unchanged and a director need not reiterate such declaration for any specific subsequent transactions.

29. CONTRACTS WITH THE COMPANY. A director may, even in carrying on his duties, directly or indirectly acquire rights in the property of the Company or enter into contracts with the Company, provided that he immediately makes a full disclosure thereof to the Company, indicating the nature and value of the rights he is acquiring, and requests that such disclosure be recorded in the minutes of the proceedings of the Board of Directors or in the written resolution in lieu thereof.

          A director who has an interest in an acquisition of property or in a contract shall, except if required, abstain from discussing and voting on the question and, if a vote is cast by such director, such vote shall not be counted. However, this rule shall not apply to matters concerning the remuneration or conditions of employment of the director.

          At the request of the Chairman or of any director, the director who has an interest shall leave the meeting while the Board of Directors discusses and votes on the acquisition or the contract in question. The same principle applies to a director who holds an interest in an offeror under a takeover bid for the shares of the Company while the Board of Directors discusses and votes on the bid.

     Neither the Company nor its shareholders may contest the validity of an acquisition of property or a contract involving the Company on the one hand and a director, directly or indirectly, on the other hand, on the sole ground that the director is a party thereto or has an interest therein, provided that the proper declaration referred to above has been made forthwith by such director.

                       MEETINGS OF THE BOARD OF DIRECTORS

30. CONVENING OF MEETINGS. Every year, immediately following the annual meeting of shareholders, a meeting of the new directors present shall be held, without other notice, provided a quorum exists, for the purpose of electing or appointing the officers of the Company and transacting any other business.

          Meetings of the Board of Directors may be convened by or by order of the Chairman of the Board of Directors, the President of the Company or any two directors, and may be held at any place in or outside the Province of Quebec. A notice of each meeting specifying the place, date and time shall be delivered to each director at his address as shown in the registers of the Company. Notice shall be sent not less than three (3) days (or twenty-four (24) hours in the event of an emergency) before the scheduled date of the meeting, by any mode of delivery permitted by law. If

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the address of a director does not appear in the registers of the Company, the notice may be sent to the address where, in the judgement of the sender, it is most likely to be received by the director with a minimum of delay.

31. QUORUM. The quorum at a meeting of the Board of Directors shall be a majority of, but not less than three (3), directors in office. The quorum shall be maintained for the duration of the meeting.

32. PRESIDENT AND SECRETARY OF THE MEETING. The Chairman of the Board of Directors, or, in his absence, the Vice-Chairman of the Board, if any, or, in his absence, the President of the Company, shall preside over the meetings of the Board of Directors, and the Secretary of the Company shall be the secretary of the meetings, provided that the directors present at a meeting may appoint any other person as Chairman or secretary of a meeting.

33. PROCEDURE. The Chairman of the meeting shall be responsible for the proper conduct of the meeting and shall submit to the Board any proposal upon which a vote is required. He shall also generally direct all aspects of the procedure and his decision in this regard is final and binding upon all the directors. Failure by the Chairman of the meeting to submit a proposal at a meeting shall entitle any director to do so before the said meeting adjourns or ends. If such proposition falls within the powers of the Board of Directors, the Board of Directors may consider the proposal. Failure by the Chairman of the meeting to fully discharge his duties shall entitle the directors at any time to remove him as Chairman of the meeting and replace him with another person.

34. VOTE. Each director is entitled to one vote and all questions shall be decided by a majority of the votes cast. The vote shall be by show of hands unless a secret ballot is requested by the Chairman of the meeting or by a director, in which case the vote shall be by secret ballot. If the vote is by ballot, the secretary of the meeting shall be the scrutineer and shall count the ballots, but shall not for this reason be deprived of his right to vote as a director, if applicable. A director who has cast his ballot is not deprived of his right to express and record his dissidence with respect to the relevant resolution. Voting by proxy is not allowed and the Chairman of the meeting shall not have the casting vote in the event of an equality of votes.

                               EXECUTIVE COMMITTEE

35. ELECTION. The Board of Directors may, provided that it is comprised of more than six members, choose from among its members an executive committee composed of not less than three members.

36. OFFICERS, QUORUM AND PROCEDURE. The executive committee has the power to appoint its officers, fix its quorum to not less than a majority of its members and establish its own rules of procedure.

37. POWERS. The executive committee is vested with the authority and the powers of the Board of Directors in the management of the operations in the ordinary course of the Company, except for such powers as must by law be exercised by the Board of Directors, as well as those powers that the Board of Directors may reserve expressly for itself. In this regard, the executive committee shall not have the authority or the power to do any of the following:

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          (a)  submit to the shareholders any question which requires the approval of the shareholders;

          (b) fill any vacancies among the directors and fill the post of auditor;

          (c)  issue securities of the Company;

          (d)  declare dividends;

          (e) acquire, including through a purchase or redemption, shares issued by the Company;

          (f)  approve the annual financial statements of the Company;

          (g) approve and authorize the filing of the annual or quarterly financial statements with regulatory or governmental bodies;

          (h) approve the annual information form of the Company and the management proxy circulars required by applicable law;

          (i) approve the takeover or exchange bid circulars required by applicable law;

          (j)  call up capital or confiscate shares of the Company;

          (k)  distribute the property of the Company;

          (l)  adopt, change or repeal the By-laws of the Company.

          Furthermore, the executive committee shall review the strategic planning of the Company and deal with any specific matter entrusted to it by the Board of Directors from time to time, if applicable.

38. SUPERVISORY POWERS OF THE BOARD OF DIRECTORS. All actions of the executive committee shall be subject to the supervision of the Board of Directors and an account thereof shall be rendered to the Board of Directors when required by the same. The Board of Directors may reverse or modify any decision of the executive committee, subject to the rights of third parties.

39. MEETINGS. Meetings of the executive committee may be held at the head office of the Company or at such other place in or outside the Province of Quebec as the executive committee may designate.

          Meetings of the executive committee may be convened by or by order of the Chairman or by any two members thereof.

40. REMUNERATION. The members of the executive committee are, in consideration of the services rendered by them in such capacity, entitled to the remuneration fixed by the Board of Directors.

41. REMOVAL AND REPLACEMENT. The Board of Directors may remove any of the members of the executive committee at any time.

          The Board of Directors may also fill any vacancy on the executive committee.

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                                OTHER COMMITTEES

42. OTHER COMMITTEES. The Board of Directors may, by resolution, create such other committee as it deems appropriate, whether or not it is comprised of members of the Board of Directors, and determine the mandate thereof, which shall be limited to advisory powers. Unless otherwise ordered by the Board of Directors, each committee so created has the power to fix its own quorum to not less than a majority of its members, elect its own Chairman and determine its own rules of procedure.

                                    OFFICERS

43. The Board of Directors may, by resolution, appoint such officers and other mandataries as it deems appropriate and determine their title, functions and powers. The same person may hold more than one office. Except for the Chairman of the Board, who must be a director, an officer need not be a director or shareholder of the Company. Each such officer or mandatary may be removed at any time by the Board of Directors. Any officer or mandatary may resign at any time by way of notice to the Company.

                         INDEMNIFICATION AND EXONERATION

44. INDEMNIFICATION AND REIMBURSEMENT OF EXPENSES. The Company shall indemnify a director, officer or other mandatary against any damages suffered by reason of or in connection with the execution of his office, and shall also reimburse any reasonable expenses incurred for the same purpose, all of which pursuant to the terms and conditions below.

45. DEFENCE - THIRD PARTY CLAIMS. The Company shall assume the defence of a director, officer or mandatary against whom a third party has taken legal proceedings by reason of actions taken in the exercise of his functions, and must pay, as the case may be, any damages resulting from such actions, except in the event of gross negligence or a personal fault on the part of the director, officer or mandatary that is separable from the exercise of his functions. Any breach of his duty of honesty and loyalty to the Company, including by placing himself in a situation of conflict of interest, shall be considered as a gross negligence and personal fault on the part of a director, officer or mandatary.

          This assumption of defence entails the payment or reimbursement of reasonable costs and expenses, judicial and extra-judicial, incurred by the director, officer or other mandatary against whom a third party has taken such legal proceedings.

          The payment of damages includes any amounts paid as part of an out-of-court settlement as well as any fines assessed.

46. EXPENSES - PENAL PROSECUTION. However, in the case of penal or criminal prosecution, the Company shall pay the expenses of a director, officer or other mandatary only to the extent that the same had reasonable grounds to believe that his conduct was lawful or that he is released or acquitted.

47. LEGAL ACTION BY THE COMPANY. If the Company brings a suit against a director, officer or other mandatary for actions or omissions in the exercise of his functions, the Company shall assume the judicial and extra-judicial expenses, reasonably incurred by such director, officer or mandatary if the action commenced by the Company is not successful and if the court so decides. If the Company

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is only partially successful, the court may determine the amount of the expenses to be paid by the Company.

48. DIRECTOR OF ANOTHER COMPANY. The Company shall, in the manner prescribed under ss. 44 to 47 above, indemnify any person who, at its request, acts as a director of a legal person of which the Company is a shareholder or creditor.

49. LIABILITY INSURANCE. The Company may purchase and maintain insurance for the benefit of its directors, officers and other mandataries as well as their heirs, legatees and assigns, against any personal liability incurred by them in the exercise of such functions or in their capacity as director of a legal person of which the Company is a shareholder or creditor.

50. REIMBURSEMENT OF EXPENSES. Subject to the provisions of a contractual agreement defining or limiting such obligation, the Company shall reimburse the reasonable and necessary expenses incurred by a director, officer or other mandatary in the execution of his office, with interest calculated from the day on which such expenses were discharged by him. Reimbursement shall be conditional upon the remittance of all relevant vouchers.

                                  SHARE CAPITAL

51. SHARE CERTIFICATES AND SHARE TRANSFERS. Certificates representing shares of the share capital of the Company shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary. Any certificate signed by an authorized officer is valid, notwithstanding that the signatory no longer holds such office.

52. RECORD DATE AND CLOSING OF REGISTERS. The Board of Directors may fix a date for the payment of a dividend, the granting of rights or any other form of distribution, as the record date to determine shareholders who are entitled to such dividend, rights or distribution, and only such registered shareholders as at such date shall be entitled thereto, notwithstanding any transfer of shares in the registers of the Company between the record date and the date on which the dividend is paid, the rights are granted or the distributions are made.

53. TRANSFER AGENTS. The Board of Directors may appoint or remove transfer agents or registrars and make by-laws governing the transfer of shares and registration thereof. Any share certificate issued after such appointment must be countersigned by such agents, failing which such certificate shall be invalid.

                                    DIVIDENDS

54. DIVIDENDS. The Board of Directors may, from time to time and in compliance with the law, declare and pay dividends to the shareholders according to their respective rights.

          The Board of Directors may stipulate that a dividend is payable, in whole or in part, in shares or property of the Company.

          When two or more persons are registered as joint shareholders of a share, any one of them may give an acquittance for a dividend paid or payable with regard to such share.

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                                 FINANCIAL YEAR

55. FINANCIAL YEAR. The financial year of the Company shall be determined by the Board of Directors.

                  REPRESENTING THE COMPANY FOR CERTAIN PURPOSES

56. DECLARATION. The President, the Chairman of the Board of Directors, any Vice-President, the comptroller, the Secretary or the Treasurer and any one of them, or, if authorized by the Board of Directors, any other officer or person, are authorized to appear and to answer for the Company with respect to all writs, orders or interrogatories upon articulated facts issued by any court, to answer in the name of the Company with respect to any seizure by garnishment in which the Company is garnishee and to make any affidavit or sworn declaration relating to such seizure or to any proceeding to which the Company is made a party, to make demands of abandonment or petitions for winding-up or sequestration orders against any debtor of the Company, to attend and vote at any meeting of the creditors of the debtors of the Company and to grant proxies with respect to such proceedings.

57. REPRESENTATION AT MEETINGS. The President, the Chairman of the Board of Directors, any Vice-President, the comptroller, the Secretary and the Treasurer, and any one of them, or any other officer or person authorized by the Board of Directors, shall represent the Company, attend and vote at meetings of shareholders or of members of any business, company, legal person or syndicate in which the Company holds shares or has any other interest, and any action taken or vote cast by them is deemed to be an action taken or a vote cast by the Company.

          Furthermore, any two of the President, the Chairman of the Board of Directors, any Vice-President, the comptroller, the Secretary and the Treasurer, acting jointly, have the power to authorize any person (whether or not such person is an officer of the Company) to attend, vote and otherwise act at any meeting of shareholders or of members of any business, company, corporation or syndicate in which the Company holds shares or has any other interest and, for this purpose, are authorized to sign and use, for and on behalf of the Company, a proxy in such form and on such terms and conditions as such officers shall see fit, including, without limiting the generality of the foregoing, provisions for the appointment of a substitute proxyholder and the revocation of any proxy previously given by the Company with respect to a meeting.

58. SIGNING OF DOCUMENTS. Contracts, documents and written instruments, including receipts and releases, requiring the signature of the Company may be validly signed by the Chairman of the Board of Directors alone or by any two of the President of the Company, any Vice-President, any director, the Secretary and the Treasurer, acting jointly, and shall be binding upon the Company. The Board of Directors may also designate any person to sign, alone or jointly with one or more other persons, and deliver on behalf of the Company all contracts, documents and written instruments, and such authorization may be given by way of resolution in general or specific terms.

58. DECLARATION IN THE REGISTER. Any director who ceases to hold office as a result of his resignation, removal or otherwise is authorized to sign on behalf of the Company and file an amending declaration under AN ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS, PARTNERSHIPS AND LEGAL PERSONS (Quebec) stating that he no longer holds the office of director, from

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the fifteenth (15th) day following the date on which he ceases to hold office, unless he is given proof that the Company has filed such declaration.

                                OTHER PROVISIONS

59. REVOCATION. On the effective date of these General By-laws, By-law No. One, By-law No. 1986-II, By-law No. 1986-III, By-law No. 1986-IV, By-law No. 1986-V and By-law No. 1989-I, hitherto in existence, shall be repealed, provided that such repeal shall not affect the past application thereof nor the validity of any measures taken, resolutions passed, and rights, privileges or obligations created thereunder before their repeal, nor the validity of any contract or undertaking entered into thereunder.

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